Exhibit 99.1

Contact:                                  Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 15, 2015)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended June 27, 2015 of $4,751,400 (or $1.00 per share diluted) compared to net income of $4,280,800 (or $.82 per share diluted) in the second quarter of 2014.  For the six months ended June 27, 2015, net income was $10,805,700 (or $2.18 per share diluted) compared to net income of $8,832,700 (or $1.67 per share diluted) for the same period last year.

The Company’s earnings per share growth during the second quarter was primarily driven by an increase in royalties in the franchising business and the positive impact of the previously announced self-tender offer.

Winmark Corporation creates, supports and finances business.  At June 27, 2015, there were 1,116 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®.  An additional 108 retail franchises have been awarded but are not open.  In addition, at June 27, 2015, the Company had a lease portfolio equal to $38.7 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	June 27, 2015	December 27, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,120,800	$2,089,700
Marketable securities	215,200	466,800
Receivables, net	1,241,500	1,328,200
Net investment in leases - current	18,727,000	19,831,600
Income tax receivable	1,388,200	4,163,900
Inventories	60,800	93,500
Prepaid expenses	581,600	467,400
Total current assets	23,335,100	28,441,100

Net investment in leases — long-term	19,983,500	24,188,900

Property and equipment, net	1,293,700	1,420,300
Other assets	677,500	677,500
	$45,289,800	$54,727,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$—	$18,500,000
Notes payable, net	1,988,700	—
Accounts payable	1,555,500	1,955,500
Accrued liabilities	2,459,800	1,759,200
Discounted lease rentals	131,200	227,300
Deferred revenue	2,276,600	2,142,600
Deferred income taxes	3,443,600	4,412,600
Total current liabilities	11,855,400	28,997,200

Long-Term Liabilities:
Line of credit	49,100,000	—
Notes payable, net	22,900,300	—
Discounted lease rentals	—	25,800
Deferred revenue	1,370,700	1,347,800
Other liabilities	1,286,900	1,403,200
Deferred income taxes	254,400	1,344,300
Total long-term liabilities	74,912,300	4,121,100

Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,128,031 and 4,998,512 shares issued and outstanding	—	422,400
Accumulated other comprehensive loss	(14,600)	(37,100)
Retained earnings (accumulated deficit)	(41,463,300)	21,224,200

Total shareholders’ equity (deficit)	(41,477,900)	21,609,500
	$45,289,800	$54,727,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
REVENUE:
Royalties	$10,214,400	$9,200,800	$19,940,600	$18,010,800
Leasing income	3,663,300	3,157,600	13,672,900	7,533,200
Merchandise sales	686,300	685,800	1,420,000	1,473,800
Franchise fees	475,900	607,500	770,300	956,500
Other	436,800	387,200	697,000	617,200
Total revenue	15,476,700	14,038,900	36,500,800	28,591,500
COST OF MERCHANDISE SOLD	645,800	659,300	1,344,000	1,414,000
LEASING EXPENSE	510,500	119,100	4,767,900	425,700
PROVISION FOR CREDIT LOSSES	(93,100)	(11,100)	(162,200)	27,800
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,329,300	6,179,000	12,492,800	12,196,900
Income from operations	8,084,200	7,092,600	18,058,300	14,527,100
INTEREST EXPENSE	(369,500)	(144,100)	(455,200)	(206,200)
INTEREST AND OTHER INCOME (EXPENSE)	9,700	900	(49,400)	1,000
Income before income taxes	7,724,400	6,949,400	17,553,700	14,321,900
PROVISION FOR INCOME TAXES	(2,973,000)	(2,668,600)	(6,748,000)	(5,489,200)
NET INCOME	$4,751,400	$4,280,800	$10,805,700	$8,832,700
EARNINGS PER SHARE — BASIC	$1.04	$.84	$2.26	$1.72
EARNINGS PER SHARE — DILUTED	$1.00	$.82	$2.18	$1.67
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,578,934	5,109,049	4,789,205	5,128,789
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	4,768,777	5,243,123	4,968,122	5,275,539